UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2009

HARLEYSVILLE NATIONAL CORPORATION

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-15237	23-2210237
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

483 Main Street

Harleysville, Pennsylvania 19438

(215) 256-8851

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

On December 23, 2009, Harleysville National Corporation (the “Company”) borrowed an additional $15 million under its loan agreement with First Niagara Financial Group, Inc. (“First Niagara”), bringing the Company’s total borrowings from First Niagara to $50 million. The additional $15 million was contributed to Harleysville National Bank and Trust Company (“HNB”), the Company’s banking subsidiary, as Tier One capital. The Company previously disclosed its loan agreement with First Niagara on a Form 8-K filed on December 7, 2009.

Prior to the $15 million loan, HNB’s regulatory capital ratios as of December 7, 2009 were total risk-based capital of 10.44%, Tier 1 risk-based capital of 9.17% and Tier 1 leverage capital of 6.49%, each of which exceeded the general regulatory minimums for well capitalized designation (10% for total risk-based capital, 6% for Tier 1 risk-based capital and 5% for a Tier 1 leverage capital). After giving effect to the contribution of the borrowed funds from the Company to HNB, as of December 23, 2009 HNB’s regulatory capital ratios are total risk-based capital of 10.85%, Tier 1 risk-based capital of 9.59% and Tier 1 leverage capital of 6.79%. A copy of the promissory note issued to First Niagara by the Company for the additional $15 million is attached as Exhibit 10.1 to this report.

The foregoing description of the of the loan does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this report, which is incorporated into this report by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 10.1	Promissory Note issued by Harleysville National Corporation in favor of First Niagara, dated December 23, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2009	HARLEYSVILLE NATIONAL CORPORATION

	By:	/s/ GEORGE S. RAPP
	Name:	George S. Rapp
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Promissory Note issued by Harleysville National Corporation in favor of First Niagara, dated December 23, 2009.

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